Exhibit 99.1

News Release
                                                    ExxonMobil

                                                    Exxon Mobil Corporation
                                                    5959 Las Colinas Boulevard
                                                    Irving, TX 75039-2298
                                                    972 444 1107 Telephone
                                                    972 444 1138 Facsimile


FOR IMMEDIATE RELEASE
THURSDAY, MAY 1, 2003


                  EXXON MOBIL CORPORATION ANNOUNCES ESTIMATED
                  ___________________________________________
                          FIRST QUARTER 2003 RESULTS
                          __________________________

                                                               First Quarter
                                                               ______________
                                                               2003      2002
                                                               ____      ____
Net Income
__________
   $ Millions                                                 7,040     2,090
   $ Per Common Share
     Assuming Dilution                                         1.05      0.30

Earnings Excluding Merger Effects,
__________________________________
Discontinued Operations, Accounting Change
_________________________________
and Other Special Items
_____________
   $ Millions                                                 4,790     2,123
   $ Per Common Share
     Assuming Dilution                                         0.71      0.30

Revenue - $ Millions                                         63,780    43,393

Capital & Exploration
Expenditures - $ Millions                                     3,496     2,974

     IRVING, TX, May 1 -- Exxon Mobil Corporation today reported first quarter results.  Net income was $7,040 million ($1.05 per share), an increase of

$4,950 million from the first quarter of 2002. Excluding a required accounting change, a special item, merger effects and discontinued operations, first quarter 2003 earnings were $4,790 million ($0.71 per share), an increase of

$2,667 million from the first quarter of 2002.

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                                           2



     Revenue for the first quarter of 2003 totaled $63,780 million compared with $43,393 million in 2002. Capital and exploration expenditures of

$3,496 million in the first quarter of 2003 were up $522 million compared with last year.


     ExxonMobil's Chairman Lee R. Raymond commented as follows:


     "First quarter earnings were strong and improved in all parts of the business. Capex continued to grow consistent with our long-term investment plans. Asset management steps continued to produce positive results.


     "Compared with last year's first quarter, ExxonMobil's first quarter 2003 net income of $7,040 million was up $4,950 million. Earnings excluding a required accounting change, a special item, merger effects and discontinued

operations were $4,790 million, up $2,667 million.


     "First quarter net income included a $550 million positive impact from the required adoption of FAS 143 relating to accounting for asset retirement obligations. Net income also included a one-time gain of $1,700 million from the transfer of shares in Ruhrgas AG, a German gas transmission company. The

Ruhrgas shares were acquired by E.ON AG in March 2003.


"Upstream earnings, excluding the Ruhrgas gain, were a record

$3,993 million, an increase of $1,904 million from first quarter 2002 results reflecting higher realizations on sales of crude oil and natural gas. Average crude prices for the quarter were at historical highs reflecting the temporary effects of the national strike in Venezuela and civil unrest in Nigeria as well as market speculation on the impacts from war in Iraq. Natural gas prices were higher primarily due to cold weather in the United States. Both

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                                           3


crude and natural gas prices fell during March and are significantly lower thus far in the second quarter.


     "On an oil-equivalent basis, production increased 2% excluding the effects of the national strike in Venezuela, lower entitlements caused by higher prices and changes in OPEC quotas. Actual oil-equivalent production, including these impacts, was flat. Plans for long-term capacity increases remain on track as reflected by higher capital spending.


     "Downstream earnings were $723 million, an increase of $751 million from last year's very weak first quarter, reflecting improved industry-wide conditions. Refining and marketing margins were higher in most areas worldwide.


     "Chemicals earnings of $287 million were up $155 million from last year's first quarter. Earnings benefited from record volumes, which were up 4% from last year. Favorable foreign exchange effects and improvements in non-U.S.

margins were partly offset by margin declines in the U.S.


     "Income and other taxes for the first quarter of $18,684 million were up

$4,121 million compared to last year.


     "In the first quarter, ExxonMobil continued its active investment program, spending $3,496 million on capital and exploration projects, compared with $2,974 million last year, reflecting continued growth in upstream spending.


     "During the quarter, the corporation acquired 35 million shares at a gross cost of $1,191 million to offset the dilution associated with benefit plans and to reduce common stock outstanding."




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                                           4

     Additional comments on earnings for the major operating segments follow:


     First Quarter 2003 vs. First Quarter 2002
     _________________________________________


     Upstream earnings were a record $3,993 million, up $1,904 million from the first quarter 2002 reflecting higher crude oil and natural gas realizations.


     Oil-equivalent production was up 2% versus the first quarter of last year,

excluding the impact of the national strike in Venezuela, lower entitlements caused by higher prices and changes in OPEC quotas. Total actual oil-equivalent production was flat as contributions from new projects and work programs were offset by natural field declines, reduced production in Venezuela and entitlement/quota impacts.


     Liquids production of 2,506 kbd (thousands of barrels per day) decreased from 2,541 kbd in the first quarter of 2002. Higher production in Nigeria and

Canada, and reduced OPEC quota restrictions in Abu Dhabi, were more than offset by supply disruptions in Venezuela, lower entitlements and natural field declines in mature areas. Excluding the strike-related effects in Venezuela and entitlement/quota impacts, liquids production was flat in the first quarter versus last year.


     First quarter natural gas production increased to 12,048 mcfd (millions of cubic feet per day), compared with 11,740 mcfd last year. Higher weather-

related demand in Europe more than offset natural field decline in mature areas.


     Earnings from U.S. upstream operations were $1,259 million, up

$811 million. Non-U.S. upstream earnings of $2,734 million were $1,093 million higher than last year's first quarter excluding the $1,700 million Ruhrgas gain.

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                                           5


     Downstream earnings of $723 million, representing about 2 cents per gallon, increased $751 million from the first quarter of last year reflecting the recovery in worldwide refining and marketing margins from very weak conditions. Petroleum product sales were 7,861 kbd, 186 kbd higher than last year's first quarter.


     U.S. downstream earnings were $174 million, up $160 million due to higher refining and marketing margins. Non-U.S. downstream earnings of $549 million were $591 million higher than last year's first quarter. In addition to margin effects, non-U.S. downstream results benefited from the absence of negative foreign exchange effects in Argentina in the first quarter of 2002.


     Chemicals earnings of $287 million were up $155 million from the same quarter a year ago due to higher volumes, improved non-U.S. margins and favorable foreign exchange effects. Prime product sales of 7,000 kt (thousands of metric tons) were up 280 kt, reflecting higher demand in key commodity businesses across most regions.


     Corporate and financing expenses of $213 million increased $143 million mainly due to higher U.S. pension costs.


     During the first quarter of 2003, Exxon Mobil Corporation purchased

35 million shares of its common stock for the treasury at a gross cost of

$1,191 million. These purchases were to offset shares issued in conjunction with company benefit plans and programs and to reduce the number of shares outstanding. Shares outstanding were reduced from 6,700 million at the end of the fourth quarter of 2002 to 6,679 million at the end of the first quarter.

Purchases may be made in both the open market and through negotiated transactions, and may be discontinued at any time.


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                                           6


     Estimates of key financial and operating data follow. Financial data,

except per share amounts, are expressed in millions of dollars.


     ExxonMobil will discuss financial and operating results and other matters on a webcast at 10 a.m. central time on May 1, 2003.  To listen to the event live or in archive, go to our website at www.exxonmobil.com.

     ______________________________________________________


     Statements in this release relating to future plans, projections, events,

or conditions are forward-looking statements. Actual results, including production growth and capital spending, could differ materially due to changes in market conditions affecting the oil and gas industry; political events or disturbances; changes in OPEC quotas; changes in technical or operating conditions; and other factors including those discussed under the heading

"Factors Affecting Future Results" on our website and in Item 1 of

ExxonMobil's 2002 Form 10-K. We assume no duty to update these statements as of any future date.


     Consistent with previous practice, the first quarter press release includes both net income and earnings excluding a required accounting change,

a special item, merger expenses and discontinued operations. Earnings that exclude the aforementioned segments are a non-GAAP financial measure and are included to help facilitate comparisons of base business performance across periods. A reconciliation to net income is shown in Attachment II. Further information on ExxonMobil's frequently used financial and operating measures is contained on pages 26 and 27 in the 2002 Form 10-K and is also available through our website at www.exxonmobil.com. Additional information on the required accounting change is contained on pages 34 and 35 in the 2002

Form 10-K.



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                                                                 ATTACHMENT I


                             EXXON MOBIL CORPORATION
                               FIRST QUARTER 2003
                               ___________________
                  (millions of dollars, except per share amounts)

                                                                 First Quarter
                                                                _______________
                                                                2003       2002
                                                                ____       ____
EARNINGS / EARNINGS PER SHARE

Total revenue                                                  63,780    43,393
Total cost and other deductions                                53,902    40,065
Income before income taxes                                   $  9,878  $  3,328
   Income taxes                                                 3,388     1,265
Income from continuing operations                            $  6,490  $  2,063
   Discontinued operations                                          0        27
   Accounting change                                              550         0
Net income (U.S. GAAP)                                       $  7,040  $  2,090

Net income per common share (dollars)
   Income from continuing operations                             0.97      0.30
   Discontinued operations                                       0.00      0.00
   Accounting change                                             0.08      0.00
   Net income                                                $   1.05 $    0.30

Net income per common share
-  assuming dilution (dollars)
   Income from continuing operations                             0.97      0.30
   Discontinued operations                                       0.00      0.00
   Accounting change                                             0.08      0.00
   Net income                                                $   1.05  $   0.30


(continued)









Note - - Prior periods amounts include reclassifications to reflect the previously announced change in segment reporting. Earnings of divested coal and copper mining businesses are reported as discontinued operations.

                             EXXON MOBIL CORPORATION
                               FIRST QUARTER 2003
                               ___________________
                (millions of dollars, except per share amounts)

                                                                 First Quarter
                                                                _______________
                                                                2003       2002
                                                                ____       ____

OTHER FINANCIAL DATA

   Dividends on common stock
     Total                                                   $  1,541  $  1,563
     Per common share                                        $   0.23  $   0.23

   Millions of common shares outstanding
     At March 31                                                6,679     6,782
     Average                                                    6,683     6,793
     Average - assuming dilution                                6,714     6,858

   Shareholders' equity at March 31                          $ 79,585  $ 72,367
   Capital employed at March 31                              $ 93,676  $ 86,896

   Income and other taxes
     Income taxes                                               3,388     1,265
     Excise taxes                                               5,831     4,791
     All other taxes                                            9,465     8,507
         Total taxes                                         $ 18,684  $ 14,563

   ExxonMobil's share of income taxes
   of equity companies:                                      $    329  $    224













Note - - Prior periods amounts include reclassifications to reflect the previously announced change in segment reporting. Earnings of divested coal and copper mining businesses are reported as discontinued operations.

                                                                 ATTACHMENT II

                             EXXON MOBIL CORPORATION
                               FIRST QUARTER 2003
                               FUNCTIONAL EARNINGS
                               ___________________
                              (millions of dollars)

                                                                First Quarter
                                                               _______________
                                                                2003      2002
                                                                ____      ____
Net Income (U.S. GAAP)
Upstream
  United States                                                1,259       448
  Non-U.S.                                                     4,434     1,641
Downstream
  United States                                                  174        14
  Non-U.S.                                                       549       (42)
Chemicals
  United States                                                   16        70
  Non-U.S.                                                       271        62
Corporate and financing                                         (213)      (70)
Merger expenses                                                    0       (60)
Income from continuing operations                              6,490     2,063
Discontinued operations                                            0        27
Accounting change                                                550         0
Net income (U.S. GAAP)                                      $  7,040  $  2,090

Merger Effects, Discontinued Operations, Accounting Change,
  and Other Special Items
Upstream
  Non-U.S.                                                     1,700         0
Merger expenses                                                    0       (60)
Discontinued operations                                            0        27
Accounting change                                                550         0
Corporate total                                             $  2,250  $    (33)

Earnings Excluding Merger Effects, Discontinued Operations
  Accounting Change and Other Special Items
Upstream
  United States                                                1,259       448
  Non-U.S.                                                     2,734     1,641
Downstream
  United States                                                  174        14
  Non-U.S.                                                       549       (42)
Chemicals
  United States                                                   16        70
  Non-U.S.                                                       271        62
Corporate and financing                                         (213)     ( 70)
Corporate total                                             $  4,790  $  2,123

Note - - Prior periods amounts include reclassifications to reflect the previously announced change in segment reporting. Earnings of divested coal and copper mining businesses are reported as discontinued operations.

                                                               ATTACHMENT III



                            EXXON MOBIL CORPORATION
                               FIRST QUARTER 2003
                              ___________________

                                                                 First Quarter
                                                               _______________
                                                                2003      2002
                                                                ____      ____

Net production of crude oil
and natural gas liquids,
thousands of barrels daily (kbd)
   United States                                                  635      718
   Canada                                                         346      331
   Europe                                                         621      610
   Asia-Pacific                                                   231      268
   Africa                                                         414      344
   Other Non-U.S.                                                 259      270
     Worldwide                                                  2,506    2,541

Natural gas production available for sale,
millions of cubic feet daily (mcfd)
   United States                                                2,369    2,492
   Canada                                                         931    1,064
   Europe                                                       6,321    5,694
   Asia-Pacific                                                 1,792    1,922
   Other Non-U.S.                                                 635      568
     Worldwide                                                 12,048   11,740

Oil-equivalent production (koebd)*                              4,514    4,498


(continued)














*  Gas converted to oil-equivalent at 6 million cubic feet = 1 thousand barrels

                            EXXON MOBIL CORPORATION
                               FIRST QUARTER 2003
                              ___________________

                                                                First Quarter
                                                               _______________
                                                                2003      2002
                                                                ____      ____

Petroleum product sales (kbd)
   United States                                               2,573     2,712
   Canada                                                        613       573
   Europe                                                      1,988     1,990
   Asia-Pacific                                                1,805     1,525
   Other Non-U.S.                                                882       875
     Worldwide                                                 7,861     7,675

   Gasolines, naphthas                                         3,035     3,083
   Heating oils, kerosene, diesel                              2,517     2,383
   Aviation fuels                                                660       663
   Heavy fuels                                                   642       600
   Specialty products                                          1,007       946
     Total                                                     7,861     7,675

Refinery throughput (kbd)
   United States                                               1,683     1,847
   Canada                                                        447       441
   Europe                                                      1,464     1,526
   Asia-Pacific                                                1,506     1,370
   Other Non-U.S.                                                290       232
     Worldwide                                                 5,390     5,416

Chemical product revenue
($ millions)
   United States                                            $  2,599  $  1,838
   Non-U.S.                                                 $  3,831  $  2,459
     Worldwide                                              $  6,430  $  4,297

Chemical prime product sales,
thousands of metric tons (kt)
   United States                                               2,861     2,744
   Non-U.S.                                                    4,139     3,976
     Worldwide                                                 7,000     6,720

                                                                ATTACHMENT IV

                            EXXON MOBIL CORPORATION
                              FIRST QUARTER 2003
                              ___________________
                             (millions of dollars)

                                                                First Quarter
                                                               _______________
                                                                2003      2002
                                                                ____      ____

Capital and Exploration Expenditures

  Upstream
    United States                                                489       586
    Non-U.S.                                                   2,295     1,679
    Total                                                      2,784     2,265
  Downstream
    United States                                                308       149
    Non-U.S.                                                     273       243
    Total                                                        581       392
  Chemicals, administrative and
  discontinued operations
    United States                                                 63       193
    Non-U.S.                                                      68       124
    Total                                                        131       317

  Worldwide                                                 $  3,496  $  2,974

Exploration expenses charged to income
included above
  Consolidated affiliates
    United States                                                 35        66
    Non-U.S.                                                     107       147
  Equity companies - ExxonMobil share
    Non-U.S.                                                      12         2
  Worldwide                                                 $    154  $    215










Note - - Prior periods amounts include reclassifications to reflect the previously announced change in segment reporting. Capital and exploration expenditures of divested coal and copper mining businesses are reported as discontinued operations.

                                                               ATTACHMENT V



                             EXXON MOBIL CORPORATION
                                   NET INCOME
                                   __________


                                         $ Millions          Per Common Share
                                         __________          ________________

1999       -   First Quarter                1,484                   0.21
           -   Second Quarter               1,954                   0.29
           -   Third Quarter                2,188                   0.31
           -   Fourth Quarter               2,284                   0.33
                   Year                   $ 7,910                $  1.14

2000       -   First Quarter                3,480                   0.50
           -   Second Quarter               4,530                   0.66
           -   Third Quarter                4,490                   0.63
           -   Fourth Quarter               5,220                   0.76
                   Year                   $17,720                $  2.55

2001       -   First Quarter                5,000                   0.72
           -   Second Quarter               4,460                   0.66
           -   Third Quarter                3,180                   0.46
           -   Fourth Quarter               2,680                   0.39
                   Year                   $15,320                $  2.23

2002       -   First Quarter                2,090                   0.30
           -   Second Quarter               2,640                   0.40
           -   Third Quarter                2,640                   0.39
           -   Fourth Quarter               4,090                   0.60
                   Year                   $11,460                $  1.69

2003           First Quarter                7,040                   1.05

















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